EXHIBIT 21

CAREER EDUCATION CORPORATION

List of Subsidiaries

Subsidiary	Domestic	Company
“The Katharine Gibbs Corporation-Melville”	NY	Company

AIU Online, LLC	DE	Company

Al Collins Graphic Design School, Ltd.	DE	Company

Allentown Business School, Ltd.	DE	Company

American InterContinental University, Inc.	GA	Company

American InterContinental University-London U.S.	DC	Company

American InterContinental University-London, Limited	United Kingdom	Company

Briarcliffe College, Inc.	NY	Company

Brooks Institute of Photography, L.L.C.	DE	Company

Brown Institute, Ltd.	DE	Company

California Culinary Academy, Inc.	CA	Company

California Culinary Academy, LLC	DE	Company

Career Education Corporation France SAS	France	Company

Career Education Corporation Luxembourg S.a.r.l.	Luxembourg	Company

Career Education Europe Limited	United Kingdom	Company

Career Education Student Finance LLC	DE	Company

CEC Educational Services, LLC	IL	Company

CEC Employee Group, LLC	DE	Company

CEC Europe, LLC	DE	Company

CEC Europe, LLC & Investors & CIE, S.C.S.	Luxembourg	Company

CEC Europe, LLC & Investors, S.C.S.	Luxembourg	Company

CEC Food and Beverage, LLC	DE	Company

CEC Holdings I, Inc.	DE	Company

CEC Insurance Agency, LLC	IL	Company

CEC Leasing, LLC	FL	Company

CEC Management, Inc.	IL	Company

CEC Real Estate Holding, Inc.	DE	Company

Centre d’Etudes Européen du Sud Ouest S.a.r.l.	France	Company

Centre d’Etudes Européen Rhône-Alpes S.a.r.l.	France	Company

Colorado Technical University, Inc.	CO	Company

CTU Online, Inc.	DE	Company

Education and Training, Incorporated	DE	Company

Gibbs College of Boston, Inc., a private two-year college	MA	Company

Harrington Institute of Interior Design, Inc.	IL	Company

Hoban Holding, Inc.	PA	Company

IADT - South, LLC	DE	Company

International Academy of Design & Technology-Nashville, LLC	DE	Company

International Academy of Design & Technology, Inc.	DE	Company

International Academy of Design & Technology Detroit, Inc.	MI	Company

International Academy of Design-Orlando, Inc.	FL	Company

International Academy of Merchandising & Design, Inc.	FL	Company

International Academy of Merchandising & Design, Ltd.	IL	Company

Istituto Marangoni France SAS	France	Company

Istituto Marangoni Limited	United Kingdom	Company

Istituto Marangoni S.r.l	Italy	Company

Katharine Gibbs of Philadelphia, LLC	PA	Company

Kitchen Academy, Inc.	DE	Company

LCB Culinary Schools, LLC	DE	Company

LCB Educational Heritage, LLC	DE	Company

Le Cordon Bleu College of Culinary Arts, Inc., a Private Two-Year College	MA	Company

Le Cordon Bleu Institute of Culinary Arts, Inc.	PA	Company

Marangoni Holdings Limited	United Kingdom	Company

Market Direct, Inc.	IL	Company

Marlin Acquisition Corp.	FL	Company

McIntosh College, Inc.	DE	Company

Missouri College, Inc.	MO	Company

Online Group Services, LLC	DE	Company

Organisation et Développement SAS	France	Company

Orlando Culinary Academy, Inc.	FL	Company

Paris International Education S.a.r.l.	France	Company

RJK Participatiemaatschappij BV	Netherlands	Company

Sanford-Brown College, LLC	DE	Company

SBC Health Midwest, Inc.	DE	Company

SBC Health South, Inc.	FL	Company

SBC Health West, Inc.	DE	Company

School of Computer Technology, Inc.	DE	Company

SCI 24 Rue Raze	France	Company

SCI Ateliers “Perspective Courrèges” de la Villette	France	Company

SCI Bassin des “Perspectives Courrèges” de la Villette	France	Company

SCI Quartier des Chartons	France	Company

Scottsdale Beverages, LLC	NV	Company

Scottsdale Culinary Institute, Ltd.	DE	Company

Scottsdale Group, LLC	NV	Company

Société d’Expansion Economique et Culturelle du Bassin de las Villette SAS	France	Company

Société Française d’Etude et de Formation S.a.r.l.	France	Company

Southern California School of Culinary Arts, Ltd.	DE	Company

Sup de Pub S.a.r.l.	France	Company

Sup Santé S.a.r.l.	France	Company

TCA Beverages, Inc.	TX	Company

TCA Group, Inc.	TX	Company

Texas Culinary Academy, Inc.	DE	Company

The American College in London Limited	United Kingdom	Company

The Cooking and Hospitality Institute of Chicago, Inc.	IL	Company

The Katharine Gibbs LLC-New York	NY	Company

The Katharine Gibbs School of Montclair, Inc.	NJ	Company

The Katharine Gibbs School of Norwalk, Inc.	CT	Company

The Katharine Gibbs School of Piscataway, Inc.	NJ	Company

The Katharine Gibbs School of Providence, Inc.	RI	Company

Ultrasound Technical Services, Inc.	NY	Company

WAI, Inc.	DE	Company

Washington Business School, Ltd.	DE	Company

WCI-Atlanta Beverages, LLC	GA	Company

WCI-Atlanta Group, LLC	GA	Company

Western Culinary Institute, Ltd.	DE	Company

Words of Wisdom, LLC	IL	Company